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                                                                    EXHIBIT 10.6

                          RELIANT ENERGY, INCORPORATED
                   1994 LONG-TERM INCENTIVE COMPENSATION PLAN

               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2001)

                                    RECITALS

                  Reliant Energy, Incorporated (the "Company") established the 1994 Houston Industries Incorporated Long-Term Incentive Compensation Plan (the "Prior Plan"), for the benefit of its eligible key employees and retained the right to amend the Prior Plan under Article XII thereof.

                  Effective as of January 1, 2001 and in connection with the Company's planned distribution of the shares of Reliant Resources, Inc. common stock to its shareholders, the Board authorized the amendment, restatement and continuation of the Prior Plan, as in effect on December 31, 2000, in the form of this plan (the "Plan") to provide for the vesting and conversion of certain outstanding performance shares to time-based restricted shares, to provide that employment with Reliant Resources, Inc. and it subsidiaries is not a termination of employment hereunder, and to make certain other changes therein.

                  NOW, THEREFORE, effective as of January 1, 2001, the Company hereby amends, restates in its entirety and continues the Prior Plan as follows:

                                    ARTICLE I

                                     PURPOSE

         1.1 Purpose of Plan: The purpose of this Reliant Energy, Incorporated 1994 Long-Term Incentive Compensation Plan is to strengthen the alignment of financial interests of key employees of the Company and its subsidiaries with those of the Company's shareholders through the increased ownership of shares of the Company's Common Stock by such key employees. The Plan (i) enhances the Company's ability to maintain a competitive position in attracting and retaining qualified key personnel who contribute, and are expected to contribute, materially to the success of the Company and its subsidiaries; (ii) provides a means of rewarding the outstanding performance of such key employees; and (iii) enhances the interest of such key employees in the Company's continued success and progress by enabling them to obtain a proprietary interest in the Company.

                                   ARTICLE II

                                   DEFINITIONS

         2.1 Definitions: For purposes of the Plan, the following terms shall have the meanings below stated, subject to the provisions of Section 10.1.

                  (a) "Board" means the Board of Directors of the Company.

                  (b) "Code" means the Internal Revenue Code of 1986, as amended.


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                  (c) "Committee" means the Compensation Committee or such other committee appointed by the Board to administer this Plan pursuant to Article X.

                  (d) "Common Stock" means, subject to the provisions of Section 12.3, the presently authorized common stock, without par value, of the Company.

                  (e) "Company" means Reliant Energy, Incorporated, a Texas corporation, and any successor thereto.

                  (f) "Disability" means a physical or mental impairment of sufficient severity such that an Employee is both eligible for and in receipt of benefits under the long-term disability provisions of the Company's or Resources's benefit plans.

                  (g) "Distribution" means the distribution by the Company to the holders of its Common Stock of all of the shares of the common stock of Resources it then owns.

                  (h) "Employee" means an officer or key employee of the Company or a Subsidiary.

                  (i) "Employer" means the Company, Resources, Subsidiary, or Resources Subsidiary that employs the Key Employee.

                  (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (k) "Fair Market Value" means the average of the high and low sales price of a share of Common Stock on the New York Stock Exchange - Composite Transactions reporting system, as reported in The Wall Street Journal on the date as of which such value is being determined or, if no sales occurred on such day, then on the next preceding day on which there were such sales.

                  (l) "Incentive Stock Option" means an option to purchase Common Stock, granted by the Company to a Key Employee pursuant to Section 8.1, which meets the requirements of Section 422 of the Code.

                  (m) "Key Employee" means an Employee selected to participate in this Plan pursuant to the terms hereof.

                  (n) "Nonstatutory Stock Option" means an option to purchase Common Stock, granted by the Company to a Key Employee pursuant to Section 8.1, which does not meet the requirements of Section 422 of the Code.

                  (o) "Option" means an Incentive Stock Option or a Nonstatutory Stock Option.

                  (p) "Performance Cycle" means the period of time established by the Committee of not less than one (1) year nor more than six (6) years used when measuring the degree to which the Performance Objectives relating to Stock Awards have been met.



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                  (q) "Performance Objective" means the criteria established by the Committee for each Performance Cycle as the basis for determining the number of shares of Common Stock which shall be released from the restrictions of a Restricted Stock Award and the number of additional "opportunity shares" of Common Stock related to such Restricted Stock Award which the Committee may elect to award to a Key Employee.

                  (r) "Plan" means the Reliant Energy, Incorporated 1994 Long-Term Incentive Compensation Plan, as set forth herein and as from time to time amended.

                  (s) "Resources" means Reliant Resources, Inc., a Delaware corporation, or a successor to Reliant Resources, Inc. in the ownership of substantially all of its assets.

                  (t) "Resources Subsidiary" means a subsidiary corporation of Resources as defined in Section 424(f) of the Code.

                  (u) "Restricted Period" means the period from the date of the Distribution to December 31, 2002 during which a Key Employee must remain continuously employed by an Employer.

                  (v) "Restricted Stock Award" means an award of restricted shares of Common Stock, granted by the Company to a Key Employee pursuant to
Section 5.1, implemented by credit to a bookkeeping account maintained by the Company.

                  (w) "Stock Appreciation Right" means a right, granted by the Company to a Key Employee pursuant to Section 8.4, to earn additional compensation for services rendered based upon the appreciation of the Fair Market Value of the Common Stock.

                  (x) "Stock Award" means a Restricted Stock Award and, if applicable, an award of "opportunity shares" related to such Restricted Stock Award granted pursuant to Section 5.1.

                  (y) "Stock Incentives" refers collectively to Stock Awards, Options and Stock Appreciation Rights.

                  (z) "Subsidiary" means a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

                                   ARTICLE III

                   SHAREHOLDER APPROVAL; RESERVATION OF SHARES

         3.1 Shares Reserved Under Plan: The aggregate number of shares of Common Stock which may be issued under this Plan shall not exceed Eighteen Million (18,000,000) shares, subject to adjustment as hereinafter provided. The number of shares of Common Stock that are subject to awards under this Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an award are not issued to a Key Employee, shall again immediately become available for awards hereunder. In the event that any Option or other award granted hereunder is exercised through




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the delivery of shares of Common Stock or in the event that withholding tax liabilities arising from such award are satisfied by the withholding of shares of Common Stock by the Company, the number of shares of Common Stock available for awards under the Plan shall be increased by the number of shares of Common Stock so surrendered or withheld. All or any part of such Eighteen Million shares may be issued pursuant to Stock Awards. The shares of Common Stock which may be granted pursuant to Stock Incentives will consist of either authorized but unissued shares of Common Stock or shares of Common Stock which have been issued and which shall have been heretofore or hereafter reacquired by the Company as treasury shares. The total number of shares authorized under this Plan shall be subject to increase or decrease in order to give effect to the adjustment provision of Section 12.3 and to give effect to any amendment adopted as provided in Section 11.1. The foregoing limitation on the number of shares of Common Stock issuable under the Plan is a limitation on the aggregate number of shares of Common Stock issued, but subject to such rules and procedures concerning the counting of shares against the Plan maximum as the Committee may deem appropriate to apply in order that applicable exemptions under Rule 16b-3 under the Exchange Act may be available for Stock Incentives.

                  Notwithstanding anything herein to the contrary, no Key Employee may be granted, during any calendar year, (i) Options (including Stock Appreciation Rights) covering, in the aggregate, more than 500,000 shares of Common Stock authorized under the Plan or (ii) Restricted Stock Awards (including "opportunity shares") covering, in the aggregate, more than 50,000 shares of Common Stock authorized under the Plan, in each case subject to adjustment in the same manner provided in Section 12.3.

                                   ARTICLE IV

                              PARTICIPATION IN PLAN

         4.1 Eligibility to Receive Stock Incentives: Stock Incentives under this Plan may be granted only to persons selected by the Committee who are Employees of the Company or a Subsidiary on the date the Stock Incentive is granted. Employees so selected and granted a Stock Incentive are referred to herein as "Key Employees."

         4.2 Participation Not Guarantee of Employment: Nothing in this Plan or in the instrument evidencing the grant of a Stock Incentive shall in any manner be construed to limit in any way the right of an Employer to terminate a Key Employee's employment at any time, without regard to the effect of such termination on any rights such Key Employee would otherwise have under this Plan, or give any right to such a Key Employee to remain employed by an Employer in any particular position or at any particular rate of compensation.




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                                     PART II

                             RESTRICTED STOCK AWARDS

                                    ARTICLE V

                                  STOCK AWARDS

         5.1 Grant of Restricted Stock Awards:

                  (a) Selection of Key Employees: Subject to the terms of this Plan, the Committee shall select from among the Employees of the Company and its Subsidiaries those Key Employees to whom Stock Awards shall be awarded for each Performance Cycle. Restricted Stock Awards and the allocation of "opportunity shares" related to such Restricted Stock Awards shall be made not later than 90 days following the commencement of a Performance Cycle; provided, however, the Committee shall retain discretion to name as a Key Employee to whom a Stock Incentive shall be granted an Employee hired or promoted after the commencement of the Performance Cycle. From and after April 10, 2001, no new grants of Stock Awards may be made under the Plan.

                  (b) Award of Shares: The Committee shall determine the number of shares of Common Stock covered by each Restricted Stock Award and the maximum number of "opportunity shares," if any, related to such Restricted Stock Award which may be awarded to a Key Employee. On or about the close of, and, if appropriate and in accordance with Section 7.2(b), during the term of, each Performance Cycle, the Committee shall determine whether the restrictions set forth in Article VI hereof shall lapse with respect to a portion or all of the shares awarded under a Restricted Stock Award and whether any additional "opportunity shares" related to such Restricted Stock Award shall be awarded. Notwithstanding the foregoing to the contrary, in the event of the Distribution, the number of shares of Common Stock granted under this Plan pursuant to a Restricted Stock Award for the 2000-2002 Performance Cycle and all outstanding "opportunity shares" related to such Restricted Stock Award shall be converted into an equal number of shares of Common Stock subject to a Restricted Period ("Time-Based Restricted Shares"). The Time-Based Restricted Shares shall be subject generally to all other terms and conditions of the Plan applicable to Restricted Stock Awards, provided, however, that where appropriate references to Restricted Stock Awards shall be replaced with reference to Time-Based Restricted Share Awards and references to Performance Cycle shall be replaced with reference to the Restricted Period.

                  The Committee shall implement the grant of a Restricted Stock Award by credit to a bookkeeping account maintained by the Company evidencing the accrual to a Key Employee of unsecured and unfunded rights to receive, subject to the terms of the Restricted Stock Award, shares of Common Stock.

                  (c) Form of Instrument: Each Restricted Stock Award shall be made pursuant to an instrument prescribed in form by the Committee. Such instrument shall specify the number of shares covered thereby, the restrictions set forth in Article VI and the Performance Objectives



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which, if not achieved, may cause all or part of the shares to be forfeited after the close of the Performance Cycle with respect to which they were awarded.

         5.2 Performance Objectives: Each Restricted Stock Award shall be subject to the achievement of Performance Objectives by the Company during the Performance Cycle with respect to which the Restricted Stock Award is made. The Committee shall specify in writing the Performance Objectives which are to apply for that Performance Cycle prior to the earlier of (i) 90 days after the commencement of the Performance Cycle or (ii) the elapse of 25% of the Performance Cycle, and in any event, while the outcome is substantially uncertain. Performance Objectives may vary among Key Employees and from Performance Cycle to Performance Cycle; provided, however, that the Performance Objectives established in connection with a Restricted Stock Award made after May 9, 1997, shall be based upon targets established by the Committee with respect to one or more of the following financial factors: earnings per share growth, total return ranking among S&P 500 Electric Utilities Panel, and cash return on capitalization ranking among S&P 500 Electric Utilities Panel. The degree to which the Company achieves such Performance Objectives shall serve as the basis for the Committee's determination of the portion of a Key Employee's Restricted Stock Award which shall become vested by reason of the lapse of the restrictions set forth in Article VI and the number of "opportunity shares," if any, which shall be awarded.

                  The Committee will certify in writing, prior to payment of the Restricted Stock Awards, that the applicable Performance Objectives and any other material terms were satisfied. The Committee in its sole discretion may decrease a Restricted Stock Award, but in no event shall the Committee have discretion to increase a Restricted Stock Award in a manner such that the Award would fail to meet the exception for qualified performance-based compensation under Code Section 162(m). In interpreting Plan provisions applicable to Performance Objectives and Restricted Stock Awards, it is the intent of the Plan to conform with the standards of Code Section 162(m) applicable to qualified performance-based compensation, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions.

                  This Section 5.2 shall not apply to Time-Based Restricted Shares.

         5.3 Rights with Respect to Shares: No Key Employee who is granted a Restricted Stock Award implemented by credit to a Company bookkeeping account shall have any rights as a stockholder by virtue of such grant until shares are actually issued or delivered to the Key Employee. The Committee may establish and express in the written instrument evidencing the Restricted Stock Award terms and conditions under which the Key Employee granted such Restricted Stock Award shall be entitled to receive an amount equivalent to any dividend payable with respect to the number of shares which, as of the record date for which dividends are payable, have been credited but not delivered to the Key Employee. At the Committee's discretion, any such dividend equivalents (i) may be paid at such time or times during the period when the shares are as yet undelivered pursuant to the terms of the Restricted Stock Award, (ii) may be paid at the time the shares to which the dividend equivalents apply are delivered, or (iii) may be reflected by the credit of additional full or fractional shares to three decimal places in an amount equal to the amount of such dividend equivalents divided by the Fair Market Value of a full share on the date of payment of the dividend on which the dividend equivalent is based, all as shall be expressed in the written instrument evidencing the Restricted Stock Award. Any



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arrangements for the payment or credit of dividend equivalents shall be terminated if, and to the extent that, under the terms and conditions so established, the right to receive shares pursuant to the terms of the Restricted Stock Award shall terminate or lapse.

                                   ARTICLE VI

               RESTRICTIONS APPLICABLE TO RESTRICTED STOCK AWARDS

         6.1 Restrictions: Each Restricted Stock Award granted under this Plan shall contain the following terms, conditions and restrictions and such additional terms, conditions and restrictions as may be determined by the Committee.

                  Until the restrictions set forth in this Section 6.1 shall lapse pursuant to Article VII, shares of Common Stock awarded to a Key Employee pursuant to each Restricted Stock Award:

                  (a) shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of; and

                  (b) shall be returned to the Company, and all rights of the Key Employee to such shares shall terminate without any payment of consideration by the Company, if (1) the Committee notifies the Key Employee pursuant to
Section 7.1 (as of the end of the Performance Cycle or portion thereof) that it has determined that the Performance Objectives established with respect to all or a portion of the shares of Common Stock granted under such Restricted Stock Award have not been achieved, or (2) the Key Employee's continuous employment with the Employers shall terminate for any reason, except as provided in Section
7.2 or 7.3.

                                   ARTICLE VII

                              LAPSE OF RESTRICTIONS

         7.1 Lapse of Restrictions

                  (a) Due to Achievement of Performance Objectives: For Performance Cycles ending prior to the date of the Distribution, on or about the close of each Performance Cycle, the Committee shall determine whether, and if not, to what extent the Company has achieved the Performance Objectives established for such Performance Cycle. The Committee shall notify each Key Employee who has received a Restricted Stock Award of the Committee's determination of the extent to which the Performance Objectives established for the Performance Cycle have been achieved, the number of shares, if any, of Common Stock with respect to which the restrictions of Article VI have lapsed, the number of shares, if any, which shall be returned to the Company and the number of "opportunity shares," if any, related to such Restricted Stock Award which such Key Employee shall receive. Any lapse of restrictions or award of "opportunity shares" pursuant to this Section 7.1 shall occur on the date the Committee notifies the Key Employee thereof in writing.

                  (b) Due to Termination of Restricted Period: At the close of the Restricted Period, the restrictions set forth in Article VI shall lapse with respect to all of the Key Employee's Time-Based Restricted Shares with respect to each Key Employee who has been in



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the continuous employment of an Employer since the date on which such Key
Employee's Restricted Stock Award for the 2000-2002 Performance Cycle was converted into a Time-Based Restricted Share Award.

         7.2 Lapse of Restrictions Due to Certain Terminations of Employment: If a Key Employee who has been in the continuous employment of an Employer since the date on which a Stock Award was granted to such Key Employee shall, while in such employment and prior to the close of the Performance Cycle with respect to which such Stock Award was granted, terminate employment by reason of death, Disability or retirement on or after attainment of age sixty (60), or if such Key Employee's employment is terminated by the Company without cause, then:

                  (a) if such event occurs during the first year of the Performance Cycle, all shares included in the Restricted Stock Award granted to such Key Employee and the contingent allocation of "opportunity shares" made as part of that Stock Award shall be cancelled; and

                  (b) if such event occurs after such first year of the Performance Cycle, then (1) the Committee will take such action as it deems necessary or appropriate to determine the degree to which the applicable Performance Objectives are expected to be achieved through the end of the year in which such event occurs and determine the number (if any) of shares included in the Stock Award (including both restricted and "opportunity shares") which such Key Employee would have otherwise been entitled to based on the attainment of such achievement level and (2) the restrictions set forth in Section 6.1(b)(2) and all other restrictions set forth in Section 6.1 shall lapse with respect to a number of shares equal to the product of (A) the number of such shares (including both restricted and "opportunity shares") determined under clause (1) immediately above times (B) a fraction, the numerator of which is the number of days elapsed in the Performance Cycle as of the date of such event and the denominator of which is the total number of days in the Performance Cycle. Any lapse of restrictions and any award of "opportunity shares" pursuant to this
Section 7.2(b) shall occur on the later of December 31 of the year in which such event occurs and the date the Committee notifies the Key Employee thereof in writing.

                  The foregoing provisions of this Section 7.2 shall only apply prior to the date of the Distribution. From and after the date of the Distribution, if a Key Employee who has been in the continuous employment of an Employer since the date on which a Time-Based Restricted Share Award was granted to such Key Employee shall, while in such employment and prior to the close of the Restricted Period, terminate employment by reason of death, Disability or retirement on or after attainment of age sixty (60), or if such Key Employee's employment is terminated by an Employer without cause, then the restrictions set forth in Section 6.1(b)(2) and all other restrictions set forth in Section 6.1 shall lapse with respect to a number of shares equal to the product of (A) the number of Time-Based Restricted Shares awarded to such Key Employee in connection with the Distribution times (B) a fraction, the numerator of which is the number of days elapsed in the Performance Cycle as of the date of such event and the denominator of which is the total number of days in the Performance Cycle. Any lapse of restrictions pursuant to this Section 7.2(b) shall occur on the later of the last day of the Restricted Period and the date the Committee notifies the Key Employee thereof in writing. Following the



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Distribution, a termination of employment with an Employer includes a transfer of employment from the Company (or a Subsidiary) to Resources (or a Resources Subsidiary) and vice versa.

         7.3 Treatment Upon Change in Control: Notwithstanding any provision of
Section 6.1 or any other provision of this Plan or any provision in any grant or award hereunder to the contrary, forthwith upon the occurrence of any "change in control" of the Company, the Company shall pay cash to each Key Employee to whom a Restricted Stock Award has been made (and with respect to which the restrictions have not previously lapsed) in an amount equal to the number of shares of Common Stock granted under this Plan pursuant to outstanding Restricted Stock Awards and all "opportunity shares" related to such Restricted Stock Awards times the Fair Market Value on the date of the "change in control." Such a "change in control" shall be deemed to have taken place if: (i) any "person," including a "group" as determined in accordance with Section 13(d)(3) of the Exchange Act, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities; (ii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; (iii) the Company is merged or consolidated with another corporation and as a result of such merger or consolidation less than seventy percent (70%) of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of the Company, other than (x) any party to such merger or consolidation or (y) any affiliates of any such party; or (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities; or (v) the Company transfers all or substantially all of its assets to another corporation that is not a wholly owned corporation of the Company.


                                    PART III

                      OPTIONS AND STOCK APPRECIATION RIGHTS

                                  ARTICLE VIII

                      OPTIONS AND STOCK APPRECIATION RIGHTS

         8.1 Grant of Options:

                  (a) Grant: The Committee may grant Incentive Stock Options and/or Nonstatutory Stock Options to Key Employees. All Options under this Plan shall be granted within ten years of the date this Plan is adopted or the date this Plan is approved by shareholders of the Company, whichever is earlier. No Options shall be granted pursuant to this Plan after February 2, 2003.

                  (b) Option Price: The purchase price per share of Common Stock under each Option shall be not less than one hundred percent (100%) of the Fair Market Value per share of

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such Common Stock on the date the Option is granted. The Option price shall be subject to adjustment in accordance with the provisions of Section 12.3 hereof.

                  (c) Option Agreements: Options and any Stock Appreciation Rights attached to such Options shall be evidenced by Option Agreements in such form as the Committee shall approve and containing such terms and conditions, including the period of their exercise and whether in installments or otherwise, as shall be contained therein, which need not be the same for all Options.

                  (d) Options Nontransferable: An Option granted under this Plan shall by its terms be nontransferable by the Key Employee otherwise than by will or the laws of descent and distribution, and, during the lifetime of the Key Employee, shall be exercisable only by such Key Employee. No transfer of an Option by a Key Employee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may determine necessary to establish the validity of the transfer.

         8.2 Exercise of Options:

                  (a) Terms of Options: No Option granted under this Plan may be exercised until one (1) year after the date of grant thereof. The restriction contained in the preceding sentence shall cease to apply to the exercise of any Option heretofore or hereafter granted under this Plan upon and simultaneously with the occurrence of any "change in control" (as defined in Section 7.3) of the Company. Options may be exercised over such period ending not later than ten years from the date such Options shall have been granted, as the Committee shall determine at the time each Option is granted.

                  (b) Payment on Exercise: No shares of Common Stock shall be issued on the exercise of an Option unless paid for in full at the time of purchase. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made in cash or, with the consent of the Committee, in Common Stock, or by a combination of cash and Common Stock. If shares of Common Stock are used to pay for shares of Common Stock purchased upon the exercise of an Option, such shares shall be valued based on the fair market value of Common Stock when the Option is exercised in accordance with such uniform rules and procedures as the Committee determines appropriate. The Committee may also provide for procedures to permit the exercise of Options by the use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Option. No Key Employee shall have any rights as a shareholder with respect to any share of Common Stock covered by an Option unless and until such Key Employee shall have become the holder of record of such share, and, other than pursuant to an adjustment made in accordance with Section 12.3 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property or distributions or other rights) in respect of such share for which the record date is prior to the date on which such Key Employee shall have become the holder of record thereof.

         8.3 Incentive Stock Options:

                  (a) Annual Limitation: Subject to the limitation of Section
3.2 relating to the aggregate number of shares subject to this Plan, Incentive Stock Options may be granted with respect to any number of shares; provided, however, the aggregate Fair Market Value of such shares (determined as of the time such Option is granted) with respect to which such Options are exercisable for the first time by a Key Employee during any one (1) calendar year (under this Plan and any other plans of the Company and its Subsidiaries) shall not exceed $100,000. To the extent that the aggregate Fair Market Value of shares with respect to which Incentive Stock Options (determined without regard to this subsection) are exercisable for the first time by any Key Employee during any calendar year (under this Plan and any other plan of the Company and its Subsidiaries) exceeds $100,000, such Options shall be treated as Nonstatutory Options.

                  (b) Incentive Stock Options Granted to Ten Percent
Shareholders: No Incentive Stock Options shall be granted to any Key Employee who owns, directly or indirectly pursuant to Section 424(d) of the Code, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless at the time such Incentive Stock Option is granted, the price of the Incentive Stock Option is at least 110 percent of the Fair Market Value of the Common Stock subject to the Incentive Stock Option and such Incentive Stock Option, by its terms, is not exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted.

                  (c) Notice: Each Key Employee shall give prompt notice to the Company of any disposition of shares acquired upon exercise of an Incentive Stock Option if such disposition occurs within either two (2) years after the date of grant or one (1) year after the date of transfer of such shares to the Key Employee upon the exercise of such Incentive Stock Option.

         8.4 Stock Appreciation Rights Attached to Options:


                  (a) Award: The Committee may award a Stock Appreciation Right with respect to any shares of Common Stock covered by any Option granted under this Plan and such Stock Appreciation Right shall be granted only at the time of the grant of the related Option.

                  (b) Terms and Conditions: Each Stock Appreciation Right shall be subject to the same terms and conditions as the related Option with respect to date of expiration, limitations on transferability and eligibility to exercise. No Stock Appreciation Right may be exercised after the related Option becomes nonexercisable. Stock Appreciation Rights shall be payable, at the sole discretion of the Committee, in cash or in Common Stock or a combination thereof.

                  (c) Amount of Compensation: The amount of compensation which shall be payable to a Key Employee pursuant to the exercise of a Stock Appreciation Right shall be equal to the excess of the Fair Market Value of one
(1) share of Common Stock on the date of exercise of the Stock Appreciation Right over the Fair Market Value of such share on the date the Stock Appreciation Right was granted multiplied by the number of Option shares with respect to which the Stock Appreciation Right is exercised (the spread).

                  (d) Tandem Nature of Awards: Upon the exercise of a Stock Appreciation Right, the related Option shall cease to be exercisable as to the number of shares of Common Stock with respect to which such Stock Appreciation Right was exercised, and upon the exercise of an Option, the related Stock Appreciation Right shall cease to be exercisable with respect to the number of shares of Common Stock with respect to which the Option was exercised.

                                   ARTICLE IX

                       TERMINATION OF EMPLOYMENT AND DEATH

         9.1 Termination of Employment: Unless earlier terminated in accordance with its terms, an Option or Stock Appreciation Right shall terminate (i) ninety
(90) days in the case of an Incentive Stock Option and (ii) three (3) years in the case of a Nonstatutory Stock Option after any of the following:

                  (a) voluntary termination of employment with an Employer by the Key Employee, with or without consent of the Company or Resources,

                  (b) termination of employment of the Key Employee by an Employer, with or without cause, or

                  (c) termination of the Key Employee's employment with an Employer because of Disability, retirement on or after attainment of age sixty
(60) and prior to attainment of age sixty-five (65), or because the entity employing such Key Employee ceases to be an Employer, as applicable, and the Key Employee does not, prior thereto or contemporaneously therewith, become a Key Employee of another Employer;

provided that, with regard to terminations of employment pursuant to paragraph
(b), the Option or Stock Appreciation Right shall terminate as of the date of such discharge if prior to such termination the Committee in its discretion shall determine that it is not in the best interest of the Company that the Option or Stock Appreciation Right should continue for said period. The Option or Stock Appreciation Right shall be exercisable only to the extent it was exercisable on the date of the event described in (a-c) above. Following the Distribution, a termination of employment with an Employer includes a transfer of employment from the Company (or a Subsidiary) to Resources (or a Resources Subsidiary) and vice versa.

         9.2 Normal Retirement of Optionee: If a Key Employee retires on or after attainment of age sixty-five (65), an Option or Stock Appreciation Right shall terminate (i) ninety (90) days in the case of an Incentive Stock Option and (ii) three (3) years in the case of a Nonstatutory Stock Option after the date of such Key Employee's retirement, unless such Option or Stock Appreciation Right has terminated earlier in accordance with its terms. Such Option or Stock Appreciation Right shall be fully exercisable on the date of such Key Employee's retirement.

         9.3 Death of Optionee: If a Key Employee or former Key Employee shall die during the term of the Option or Stock Appreciation Right, the legal representatives of such Key Employee shall be entitled to exercise the Option or Stock Appreciation Right in whole or in part, to the extent such Option or Stock Appreciation Right was exercisable by such Key Employee on the date of such Key Employee's death, at any time within three (3) years following the death of such Key Employee, unless such Option or Stock Appreciation Right earlier terminated in accordance with its terms.

                                     PART IV

                                 ADMINISTRATION

                                    ARTICLE X

                             ADMINISTRATION OF PLAN

         10.1 The Committee: This Plan shall be administered solely by the Compensation Committee of the Board of Directors or such other committee of the Board as the Board shall designate to administer the Plan. A majority of the Committee shall constitute a quorum thereof and the actions of a majority of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be the actions of the Committee. Vacancies occurring on the Committee shall be filled by the Board. The Committee shall have full and final authority to interpret this Plan and the agreements evidencing Stock Incentives granted hereunder, to prescribe, amend and rescind rules and regulations, if any, relating to this Plan and to make all determinations necessary or advisable for the administration of this Plan. The Committee's determination in all matters referred to herein shall be conclusive and binding for all purposes and upon all persons including, but without limitation, the Company, Resources, the shareholders of the Company, the shareholders of Resources, the Committee and each of the members thereof, and Employees of the Company, and their respective successors in interest. The Committee may delegate any of its rights, powers and duties to any one or more of its members, or to any other person, by written action as provided herein, acknowledged in writing by the delegate or delegates, except that the Committee may not delegate to any person the authority to grant Stock Incentives to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act. Such delegation may include, without limitation, the power to execute any documents on behalf of the Committee.

         10.2 Liability of Committee: No member of the Committee shall be liable for anything done or omitted to be done by such member or by any other member of the Committee or by any person to whom authority is delegated as provided in the last sentence of Section 10.1 in connection with this Plan, except for the willful misconduct of such member or as expressly required by law. The Committee shall have power to engage outside consultants, auditors or other professionals to assist in the fulfillment of the Committee's duties under this Plan at the Company's expense.

         10.3 Determinations of the Committee: In making its determinations concerning the Key Employees who shall receive Stock Incentives, as well as the number of shares to be covered thereby and the time or times at which they shall be granted, the Committee shall take into account the nature of the services rendered by the respective Key Employees, their past, present and potential contribution to the Company's success and such other factors as the Committee may deem relevant. The Committee shall also determine the form of Stock Incentives to be issued under this Plan and the terms and conditions to be included therein, provided such terms and conditions are not inconsistent with the terms of this Plan. The Committee may, in its sole discretion, waive any provisions of any Stock Incentive, provided such waiver is not inconsistent with the terms of this Plan as then in effect.

         10.4 Compliance With the Exchange Act: With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

                                   ARTICLE XI

                        AMENDMENT AND TERMINATION OF PLAN

         11.1 Amendment, Modification, Suspension or Termination:

                  (a) The Board may from time to time amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (i) no amendment or alteration that would impair the rights of any Key Employee under any Stock Incentive awarded to such Employee shall be made without such Employee's consent and (ii) no amendment or alteration shall be effective prior to approval by the Company's shareholders to the extent such approval is then required pursuant to Rule 16b-3 under the Exchange Act in order to preserve the applicability of any exemption provided by such rule to any Stock Incentive then outstanding (unless the holder of such Stock Incentive consents) or to the extent shareholder approval is otherwise required by applicable legal requirements.

                  (b) Amendments Relating to Incentive Stock Options: To the extent applicable, this Plan is intended to permit the issuance of Incentive Stock Options in accordance with the provisions of Section 422 of the Code. The Plan may be modified or amended at any time, both prospectively and retroactively, and in such manner as to affect Incentive Stock Options previously granted, if such amendment or modification is necessary for this Plan and the Incentive Stock Options granted hereunder to qualify under said provisions of the Code.

         11.2 Termination: The Board may at any time terminate this Plan as of any date specified in a resolution adopted by the Board. If not earlier terminated, this Plan shall terminate on February 2, 2003. No Stock Incentives may be granted after this Plan has terminated. After this Plan has terminated, the function of the Committee with respect to this Plan will be limited to determinations, interpretations and other matters provided herein with respect to Stock Incentives previously granted.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         12.1 Restrictions Upon Grant of Stock Incentives: The listing upon the New York Stock Exchange or the registration or qualification under any federal or state law of any shares of Common Stock to be granted pursuant to this Plan (whether to permit the grant of Stock Incentives or the resale or other disposition of any such shares of Common Stock by or on behalf of the Key Employees receiving such shares) may be necessary or desirable and, in any such event, if the Committee in its sole discretion so determines, delivery of the certificates for such shares of Common Stock shall not be made until such listing, registration or qualification shall have been completed. In such connection, the Company agrees that it will use its best efforts to effect any such listing, registration or qualification, provided, however, that the Company shall not be required to use its best efforts to effect such registration under the Securities Act of 1933, as amended, other than on Form S-8, as presently in effect, or other such forms as may be in effect from time to time calling for information comparable to that presently required to be furnished under Form S-8.

         12.2 Restrictions Upon Resale of Unregistered Stock: If the shares of Common Stock that have been transferred to a Key Employee pursuant to the terms of this Plan are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement, such Key Employee, if the Committee deems it advisable, may be required to represent and agree in writing
(i) that any shares of Common Stock acquired by such Key Employee pursuant to this Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under said Act and (ii) that such Key Employee is acquiring such shares of Common Stock for such Key Employee's own account and not with a view to the distribution thereof.

         12.3 Adjustments:

                  (a) The existence of outstanding Stock Incentives shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

                  (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or decrease in the number of outstanding shares of Common Stock, the Committee may adjust proportionally (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Stock Incentives denominated in Common Stock or units of Common Stock; (ii) the exercise or other price in respect of such Stock Incentives; and (iii) the appropriate Fair Market Value and other price determinations for such Stock Incentives. In the event of any consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make such adjustments or other provisions as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume stock options, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options, or to make provision for the acceleration of the exercisability of, or lapse of restrictions with respect to, Stock Incentives and the termination of unexercised options in connection with such transaction.

         12.4 Withholding of Taxes: The Company or its designated third party administrator shall have the right to deduct taxes at the applicable supplemental rate from any payment or delivery hereunder and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes, provided that withholding obligations with respect to Options may only be satisfied in cash as long as withholding of stock following the exercise of an Option would result in a charge to earnings. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the award with respect to which withholding is required, except with respect to Options. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the fair market value when the tax withholding is required to be made.

         12.5 Restrictions on Benefit: Notwithstanding the provisions of Sections 7.3 and 8.2(a) of this Plan, the aggregate present value of all parachute payments payable to or for the benefit of a Key Employee in the Plan, whether payable pursuant to the Plan or otherwise, shall be limited to three times the Key Employee's base amount less one dollar and, to the extent necessary, the acceleration of unmatured Option installments and the cash payments in lieu of Restricted Stock Awards shall be reduced by the Committee in order that this limitation not be exceeded. For purposes of this Section 12.6, the terms "parachute payment," "base amount" and "present value" shall have the meanings assigned thereto under Section 280G of the Code. It is the intention of this Section 12.6 to avoid excise taxes on the Key Employee under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to
Section 280G of the Code.

                                       RELIANT ENERGY,  INCORPORATED




                                       By /s/ David M. McClanahan
                                         ---------------------------------
                                         David M. McClanahan
                                         President and Chief Operating Officer,
                                         Reliant Energy Delivery Group



ATTEST:



  /s/ Richard Dauphin
-----------------------------
Assistant Corporate Secretary